UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2009
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2009, the Board of Directors of Caterpillar Inc. (the "Company") adopted amendments to the Company's Bylaws effective December 9, 2009.  A description of the provisions changed by the amendments is as follows:

Article II, Section 1(d) and Section 2; Article VI, Section 1
•	Amended to allow the Company, in its discretion, to establish a separate record date for stockholder notice and voting.

Article II, Section 1(e) and Article II, Section 3(d)
•	Amended to clarify that plurality voting is the voting method to be used for Director elections.

Article V
•
Amended to provide that the Company shall pay or reimburse a director or officer (or employee) for reasonable expenses in defending any threatened or pending proceeding, provided, that such director or officer (or employee) agrees to repay all amounts advanced if it should ultimately be determined that such director or officer (or employee) is not entitled to be indemnified under Article V of the Company's Bylaws.

Article VI, Section 2(a)
•	Amended to clarify that the Company can issue uncertificated shares.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full and complete text of the amended and restated Bylaws, which is filed herewith as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits:
	3.2	Caterpillar Inc. Bylaws (amended and restated as of December 9, 2009).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

December 15, 2009	By:	/s/ James B. Buda
James B. Buda
Vice President